Investors / Corporate: David S. Bassin, CFO inVentiv Health, Inc. (732) 537-4804 investor@inventivhealth.com	Media: Marcia Frederick inVentiv Health, Inc. (614) 543-6281 mfrederick@inventivhealth.com

inVentiv Health Reports Financial Results
for First Quarter 2009

•	First Quarter Total Revenues down 2% to $257.7mm; Net Revenues of $221.0mm
•	First Quarter EPS attributable to inVentiv Health, Inc. of $0.24
•	Reconfirming 2009 Revenue Targets of $1.1 – $1.2 billion and narrowing EPS Targets to $1.30 - $1.40

SOMERSET, NEW JERSEY, May 7, 2009 ― inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and healthcare industries, today announced financial results for the first quarter 2009.

First Quarter 2009 Results from Continuing Operations attributable to inVentiv Health Inc.:

•
Total revenues decreased 2% to $257.7 million for the first quarter of 2009, compared to $262.3 million for the first quarter of 2008.  Net revenues also decreased 2% to $221.0 million, compared to $224.6 million for the first quarter of 2008.

•	EBITDA decreased 4% to $27.8 million for the first quarter of 2009, compared to adjusted EBITDA of $28.9 million for the first quarter of 2008.

•
Operating income decreased 5% to $19.3 million for the first quarter of 2009, compared to adjusted operating income of $20.3 million for the first quarter of 2008.  GAAP operating income was $19.8 million for the first quarter of 2008.

•	Net income attributable to inVentiv Health Inc. was $7.9 million for the first quarter of 2009, compared to $8.0 million for the first quarter of 2008.

•
Diluted earnings per share attributable to inVentiv Health, Inc. was $0.24 for the first quarter of 2009, compared to an adjusted diluted EPS $0.26 for the first quarter of 2008.  GAAP diluted EPS was $0.24 for the first quarter of 2008.

Segment Results:

•
inVentiv Clinical reported total revenues of $51.2 million during the first quarter of 2009, down 2% from $52.1 million during the first quarter of 2008.  Billable headcounts in clinical staffing continued to soften, whereas functional outsourcing services continued its strong momentum during the first quarter, further strengthening inVentiv Clinical’s market position.

•
inVentiv Communications reported total revenues of $70.9 million during the first quarter of 2009, down 20% from $88.3 million during the first quarter of 2008. Net Revenues were down 13% during the quarter as pass-through expenses were lower than the prior year. Despite a slow start early in the quarter due to delays in client spend, revenues picked-up later in the quarter as clients signed off on statements of work and related purchase orders.

•
inVentiv Commercial reported total revenues of $103.2 million during the first quarter of 2009, up 12% from $92.0 million during the first quarter of 2008 driven by the new client wins in 2008 and early 2009 and the inclusion of the financial performance for Promotech Logistic Solutions acquired in the 4th quarter of 2008.  The division continues to maintain a healthy pipeline of new opportunities from pharmaceutical companies’ increased desire to outsource.

•
inVentiv Patient Outcomes reported total revenues of $32.4 million during the first quarter of 2009, up 8% from $29.9 million during the first quarter of 2008.  The results include the financial performance of the Patient Marketing Group, acquired in the third quarter of 2008, partially offset by the delays in spend on patient compliance initiatives at the beginning of the quarter.

Mr. Blane Walter, Chief Executive Officer of inVentiv Health, commented, “I am pleased with inVentiv’s first quarter results and that our earnings were better than initially anticipated.  Although our clients were slow to commit their budgets early in the first quarter and they continue to be challenged by the environment, we saw positive signs that spending is beginning to stabilize. In addition, I'm pleased that clients continued to seek our integrated solutions, as evidenced by our 27 new integrated wins, a 29% increase over Q1 of last year. The first quarter results underscore the strength of inVentiv’s diversified business model and our leading position in the market.  Looking forward, we remain convinced that clients will increasingly turn to outsourcing to lower their costs and add flexibility as they evolve their commercial model. inVentiv is better positioned than any other company to benefit from these trends over time."

2009 Targets Update

Based on the Company’s performance during the first quarter of 2009, the Company is at this time reconfirming its 2009 revenue targets of $1.1 - $1.2 billion and narrowing its earnings per share targets to $1.30 - $1.40.  The Company is also providing second quarter 2009 targets for EPS of $0.32 to $0.34.

Friday, May 8, 2009, 8:30 a.m. Eastern Time
Call in number: (800) 358-8448 (Domestic) or (706) 634-1367 (International)
Live and archived webcast: www.inVentivHealth.com

A replay of the call will be available immediately following the call through May 15, 2009 at (800) 642-1687 or (706) 645-9291.  The conference ID number for the replay is 95518884.

In concert with the call, information regarding inVentiv Health’s historical and recent operational and financial performance will be available at www.inventivhealth.com/about_us/ir_investor_decks.aspx.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success.  inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes.  inVentiv Health's client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payer companies, including all top 20 global pharmaceutical manufacturers.  For more information, visit www.inVentivHealth.com.

(1) USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures which is intended to make the Company’s financial statements more directly comparable on a period-to-period basis. The Company’s objectives in presenting non-GAAP financial measures are:

•	To present the financial statements on a more comparable period-to-period basis;

•	To enhance investors’ overall understanding of the Company’s past financial performance and its planning and forecasting of future periods; and

•	To allow investors to assess the Company’s financial performance using management’s analytical approach.

Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.

The "adjusted" non-GAAP financial measures discussed in this press release is related to the following two factors, neither of which were applicable during the first quarter of 2009:

•
Other than Temporary Impairment on Marketable Securities:  For the first quarter of 2008, the Company recorded $0.5 million ($0.3 million, net of taxes) related to an other than temporary impairment of the Company's Columbia Strategic Cash Portfolio (“CSCP”), which held certain asset-backed securities.  Consistent with the company's investment policy guidelines, the vast majority of holdings within CSCP had AAA/Aaa credit ratings at the time of purchase. With the liquidity issues experienced in the global credit and capital markets, the CSCP experienced other than temporary losses resulting in a change in the net asset value per share from its $1 par value.  The other than temporary impairment loss was adjusted to exclude this charge for the 2008 results.

•
Derivative Interest: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006.  In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness.   For the three-months ended March 31, 2008, the Company recorded $0.3 million, of interest expense ($0.2 million, net of taxes) relating to the ineffectiveness of the hedge for the quarter.  Net interest expense was adjusted to exclude these adjustments in the first quarter of 2008.  Starting in 2009, there is no ineffectiveness in the Company’s interest rate hedge.

Finally, this press release contains the non-GAAP financial measure EBITDA, which is defined as operating income before depreciation and amortization.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially.  Such risks include, without limitation: the potential impact of a recessionary environment on our customers and business; our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations; our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital under our credit agreement or from other sources of debt or equity financing to fund our operations; the impact of any default by our credit providers or swap counterparties; our ability to accurately forecast costs to be incurred in providing services under fixed price contracts, including with respect to the leasing costs for our fleet vehicles and related fuel costs; the possibility that customer agreements will be terminated or not renewed; our ability to grow our existing client relationships, obtain new clients and cross-sell our services; our ability to successfully operate new lines of business; our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations; any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software; the potential impact of government regulation on us and on our clients base; our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws; our ability to recruit, motivate and retain qualified personnel, including sales representatives and clinical staff; the actual impact of the adoption of certain accounting standards; our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance; the actual outcome of pending litigation; any potential impairments of intangible assets derived from reductions in market capitalization; changes in trends in the pharmaceutical industries or in pharmaceutical outsourcing; and our inability to determine the actual time at which the liquidation of the Columbia Strategic Cash Portfolio will be completed or the total losses that we will actually realize from that investment vehicle.  Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

# # #

Table 1
inVentiv Health, Inc.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three-Months Ended March 31,
	2009	2008
Net revenues	$220,984	$224,578
Reimbursable out-of-pockets	36,668	37,743
Total revenues	257,652	262,321

Operating expenses:
Cost of services	144,486	142,789
Reimbursed out-of-pocket expenses	36,690	37,484
Selling, general and administrative expenses	57,154	62,206
Total operating expenses	238,330	242,479

Operating income	19,322	19,842
Interest expense	(5,774)	(6,382)
Interest income	65	830
Income from continuing operations before income tax provision and income (loss) from equity investments	13,613	14,290
Income tax provision	(5,772)	(5,642)
Income from continuing operations before income (loss) from equity investments	7,841	8,648
Income (loss) from equity investments	17	(40)
Income from continuing operations	7,858	8,608

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	--	12
Income from discontinued operations	--	12

Net income	7,858	8,620
Less: Net loss (income) attributable to the noncontrolling interest	51	(576)
Net income attributable to inVentiv Health Inc.	$7,909	$8,044

Earnings per share:
Continuing operations attributable to inVentiv Health Inc.:
Basic	$0.24	$0.25
Diluted	$0.24	$0.24
Discontinued operations attributable to inVentiv Health Inc.:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00
Net income attributable to inVentiv Health Inc.:
Basic	$0.24	$0.25
Diluted	$0.24	$0.24
Weighted average common shares outstanding:
Basic	33,351	32,623
Diluted	33,460	33,120

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(unaudited)

	March 31,	December 31,
	2009	2008

Cash	$90,179	$90,463
Restricted Cash and Marketable Securities (1)	$8,550	$11,793
Account Receivable, Net	$150,118	$158,689
Unbilled Services	$78,829	$86,390
Total assets	$944,526	$973,116
Client Advances & Unearned Revenue	$52,684	$57,223
Working Capital (2)	$172,623	$163,620
Long-term debt (3)	$325,201	$326,107
Capital Lease Obligations (3)	$34,904	$38,427
Depreciation (4)	$5,360	$20,870
Amortization (4)	$3,154	$15,118
Days Sales Outstanding (5)	76	72

1)	Includes $3.7 million long term marketable securities classified as Deposits and Other Assets for both periods.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding (“DSO”) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended.

                                                                                  Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three Months Ended March 31, 2009 and 2008
(unaudited)

Reconciliation of Adjusted EBITDA
(in millions)	Three-Months Ended March 31,
	2009	2008
Operating income, as reported	$19.3	$19.8
Other than temporary impairment on marketable securities	--	0.5
Operating income, as adjusted	$19.3	$20.3
Add: Depreciation	5.4	4.9
Add: Amortization	3.1	3.7
Adjusted EBITDA *	$27.8	$28.9
* before income from equity investments

Reconciliation of Net Income from Continuing Operations attributable to inVentiv Health Inc.
(in millions)	Three-Months Ended March 31,
(Subtract) Add	2009	2008
Net income from continuing operations attributable to inVentiv Health Inc., as reported	$7.9	$8.0
Other than temporary impairment on marketable securities, net of taxes	--	0.3
Derivative interest, net of taxes	--	0.2
Net income from continuing operations attributable to inVentiv Health Inc., as adjusted	$7.9	$8.5

Reconciliation of Earnings per Share attributable to inVentiv Health Inc.
	Three-Months Ended March 31,
(Subtract) Add	2009	2008
Diluted earnings per share from continuing operations attributable to inVentiv Health Inc., as reported	$0.24	$0.24
Other than temporary impairment on marketable securities	--	0.01
Derivative interest, net of taxes	--	0.01
Diluted earnings per share from continuing operations attributable to inVentiv Health Inc., as adjusted	$0.24	$0.26